VOTING AGREEMENT


     Agreement (this "Agreement") made as of March 2, 2000 by and among VerticalBuyer, Inc., a Delaware corporation (the "Company"), CSP Inc., a Massachusetts corporation ("CSPI"), Tim Rosen ("First Stockholder") and Leslie Kent ("Second Stockholder" and, collectively with First Stockholder, the "Stockholders"). (The parties to this Agreement will hereinafter be referred to as the "Parties.")

     In consideration of the mutual covenants herein contained, the Parties agree as follows:

     1. Board of Directors; By-Laws. The Stockholders will vote all shares of common stock, preferred stock or any other class of voting security of VerticalBuyer now or hereafter owned or controlled by them (the "Shares"), and otherwise to use their respective best efforts as stockholders of VerticalBuyer, to elect one person designated by CSPI as a director of VerticalBuyer in any subsequent election of directors of VerticalBuyer. The initial nominee of CSPI to be director is Alexander Lupinetti, Chairman of the Board of Directors and President of CSPI.

     VerticalBuyer and the Stockholders agree not to take any action to remove the person designated or nominated by CSPI as director, to change the number of directors constituting the full Board of Directors, or to amend any provision of the Certificate of Incorporation or By-Laws of VerticalBuyer relating to the election and number of directors, as presently in effect, without the prior written consent of CSPI.

     2. Conduct of Business of VerticalBuyer. During the period from the date of this Agreement and continuing until the effective date of a registration statement filed with the Securities and Exchange Commission relating to the Shares purchased by CSPI and the Shares underlying the warrant purchased by CSPI, VerticalBuyer shall not do, cause or permit and shall cause its subsidiaries not to do, cause or permit, any of the following, without the
affirmative   vote  of  the  person   designated   by  CSPI  as  a  director  of
VerticalBuyer:

     (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

     (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

     (c) Intellectual Property. Transfer to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice.

     (d) Exclusive Rights. Enter into or amend any material agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its services.

     (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

     (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others; (g) Leases. Enter into any operating lease in excess of $24,000 per annum;

     (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the financial statements of VerticalBuyer or its subsidiary, Lightseek Limited;

     (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

     (j) Insurance. Materially reduce the amount of any material insurance coverage provided by insurance policies whether existing or placed during the term of this Agreement;

     (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

     (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new officer level employee, or increase the salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

     (m) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

     (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business;

     (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

     (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of taxes, adopt or change any accounting method in respect of Taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of taxes;

     (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

     (s) Other. Take or agree in writing or otherwise to take, any action which would cause a material breach of its representations or warranties contained in any agreement or prevent it from materially performing or cause it not to materially perform its covenants thereunder.

     3.  Assignment;  Binding  Effect.  Subject to  termination  as  provided in
Section 7, this Agreement shall be binding on the Parties and their respective legal representatives, successors and assigns and on the transferees of any Shares now owned or hereafter acquired by them.

     4. Entire Agreement; Waiver. This Agreement contains the sole and entire understanding of the Parties with respect to its subject matter. This Agreement may not be changed or terminated or any performance or condition waived, in whole or in part, except by agreement in writing signed by all of the Parties.

     5.  Counterparts.   This  Agreement  may  be  executed  in  more  than  one
counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

     6. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     7. Legend. Each certificate for Shares shall bear a legend stating in substance as follows:

     "The rights of any holders of these shares are subject to the terms and provisions of a Voting Agreement dated March 2, 2000 among VerticalBuyer and certain shareholders of VerticalBuyer. Copies of such agreement may be obtained without charge upon written request to the secretary of VerticalBuyer."

     8. Termination. This Agreement shall terminate and be of no further force and effect upon the exercise redemption or expiration of all of the outstanding Common Stock Purchase Warrants of VerticalBuyer issued to CSPI and dated the date hereof providing for the purchase, subject to adjustment, of 3,000,000 shares of VerticalBuyer's Common Stock.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                   VERTICALBUYER, INC.

                                   By: /s/Tim Rosen
                                       ---------------------
                                         Tim Rosen,
                                         President

                                            CSPI, INC.

                                   By: /s/Alexander Lupinetti
                                       ------------------------
                                         Alexander Lupinetti,
                                         Chief Executive Officer

                           /s/Tim Rosen                /s/Leslie Kent
                           ---------------------       -----------------
                              Tim Rosen               Leslie Kent